UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2007

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On January 2, 2007, the Compensation Committee of Digimarc Corporation’s Board of Directors approved base salaries (which were unchanged from 2006 base salaries), an annual incentive bonus program and equity compensation awards for 2007 for Digimarc’s named executive officers.

The 2007 base salaries and annual bonus target amounts are as follows:

Name and Principal Positions	2007 Base Salary	2007 Annual Bonus Target Amount

Bruce Davis, Chief Executive Officer and Chairman of the Board of Directors	$410,000	$328,000
Robert Eckel, President, Government Programs	$270,000	$148,500
Michael McConnell, Chief Financial Officer and Treasurer	$260,000	$143,500
Robert P. Chamness, Chief Legal Officer and Secretary	$250,000	$137,500
J. Scott Carr, Executive Vice President	$250,000	$137,500
Reed Stager, Executive Vice President	$250,000	$137,500

Except as otherwise noted, each named executive officer will have the opportunity to earn up to approximately 130% of his annual bonus target amount specified above.  No bonuses will be paid if the Company does not have positive net income in 2007.  Any bonus opportunity will be allocated among the named executive officers in proportion to their annual bonus target amounts.  For each named executive officer, other than Mr. Carr, to the extent the 2007 annual bonus is less than or equal to the target bonus amount, 60% of the bonus will be calculated based on the Company’s net income for 2007 and 40% will be calculated based on the achievement of individual performance goals.  For each named executive officer, other than Mr. Carr, any portion of the 2007 annual bonus that is in excess of the target bonus amount will be calculated based on the Company’s net income for 2007.  For Mr. Carr, 82% of his 2007 annual bonus will be calculated based on a sales commission plan, and Mr. Carr will have the opportunity to earn in excess of this portion of his annual bonus target amount specified above, limited only by the sales performance of the North American sales organization.  The remaining 18% of Mr. Carr’s 2007 annual bonus will be paid based on his achievement of individual performance goals, and Mr. Carr will have the opportunity to earn up to approximately 130% of this portion of his annual bonus target amount.

The Committee also granted stock options, restricted stock awards and performance vesting share awards under its 1999 Stock Incentive Plan, as amended, to the named executive officers as follows:

Name and Principal Positions	Number of Stock Options	Exercise Price	Restricted Stock Award (Number of Shares)	Performance Vesting Share Award (Number of Shares)

Bruce Davis, Chief Executive Officer and Chairman of the Board of Directors	100,000	$8.79	30,000	30,000
Robert Eckel, President, Government Programs	60,000	$8.79	15,000	15,000
Michael McConnell, Chief Financial Officer and Treasurer	40,000	$8.79	10,000	10,000
Robert P. Chamness, Chief Legal Officer and Secretary	30,000	$8.79	7,500	7,500
J. Scott Carr, Executive Vice President	30,000	$8.79	7,500	7,500
Reed Stager, Executive Vice President	30,000	$8.79	7,500	7,500

The fair market value of Digimarc’s common stock on January 2, 2007 was $8.79 per share (because the stock markets were closed on January 2, 2007, the fair market value was determined based on the closing market price per share of Digimarc’s common stock on Friday, December 29, 2006, the last trading date for which a closing price was reported).  The stock options will vest and become exercisable with respect to 1/48 of the total number of shares subject to the stock options on each month following the date of grant, so that all shares subject to the stock option shall be fully vested and exercisable by the end of a four-year period following the date of grant.  The restricted stock awards will cease to be subject to forfeiture with respect to 1/4 of the shares on each of the first four anniversaries of the grant date, so that the forfeiture restriction will lapse entirely by the end of a four-year period following the date of grant.  The performance vesting shares will vest fully and cease to be subject to the forfeiture restriction if the Company achieves a specified performance goal wherein the Company’s total shareholder return measured over the three-year period following the date of grant is at or above the 60% percentile for a specified weighted peer group.  In addition, the performance vesting shares will vest fully and cease to be subject to the forfeiture restriction on an accelerated basis based on the achievement of a specified performance goal wherein the Company’s total shareholder return measured over the two-year period following the date of grant is at or above the 75% percentile for a specified weighted peer group.  The performance vesting share awards will terminate if they do not vest in full by the third anniversary of the grant date.  Specific terms of the option grants are governed by a Stock Option Award Agreement between the Company and each named executive officer.  Specific terms of the restricted stock awards and performance vesting share awards are governed by a Restricted Stock Agreement and Performance Vesting Share Agreement, respectively, each between the Company and each named executive officer.

The Committee also approved a form of Change of Control Retention Agreement to be entered into by and between Digimarc and each of Messrs. McConnell, Chamness, Eckel, Carr and Stager.  The Change of Control Retention Agreements will be in effect until December 31, 2009 and provide for certain severance benefits in the event of a termination without cause or constructive termination of the executive within 12 months following a change of control of Digimarc or the sale of certain divisions of Digimarc during the term of the Change of Control Retention Agreement.  The severance benefits payable upon a termination by Digimarc without cause or by the executive with good reason include 12 months’ salary, a prorated bonus payment and up to 18 months’ health insurance coverage, and are conditioned upon the executive signing a release of claims.  A copy of the form of Change of Control Retention Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

An existing Employment Agreement between Mr. Davis and Digimarc provides for certain severance benefits in the event of a termination of his employment without cause or constructive termination at any time during the term of the Employment Agreement.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change of Control Retention Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007

	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer